UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

(Exact name of registrant specified in its charter)

Georgia	000-53626	20-3192853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) is party to a $25.0 million collateralized revolving credit facility (the “Line of Credit”) with Bank of America National Association (“Bank of America”) that was scheduled to mature on September 30, 2009. On September 30, 2009, the Registrant entered into the Third Consolidated Amendatory Agreement (the “Third Amendment”) with Bank of America to extend the maturity date of the Line of Credit to November 30, 2009. In connection with the extension of the maturity date, the Registrant agreed to convert the Line of Credit from a revolving credit facility in an amount of up to $25.0 million to a term loan in the amount of $23.5 million, and changes to the Line of Credit were made consistent with this agreement. In addition, pursuant to the Third Amendment, the Registrant is not entitled to a release of the properties securing the Line of Credit until all amounts outstanding under the Line of Credit are paid in full in connection with such release.

The Line of Credit is secured by the Nathan Lane building in Plymouth, Minnesota and the Park Lane building in Pittsburgh, Pennsylvania. The Line of Credit incurs interest at a rate of LIBOR plus a margin of 4.50%. Monthly installments on the Line of Credit are interest-only and the entire amount outstanding under the facility is due at maturity. The Registrant may prepay the amounts outstanding under the Line of Credit at any time without penalty.

The Line of Credit contains, among others, the following restrictive covenants:

•	limits the Registrant’s ratio of debt-to-total asset value, as defined, to 70% or less at all times;
•	requires the Registrant’s ratio of net operating income-to-interest expense, as defined, to be greater than 1.5:1 at all times;
•	requires the Registrant’s fixed charge coverage ratio, as defined, to be greater than 1.3:1 at all times;
•	limits the Registrant’s ratio of variable rate debt-to-total asset value, as defined, to 30% or less at all times; and
•	limits investments that fall outside the Registrant’s core investments of improved office and industrial properties.

The Registrant is currently in negotiations with prospective lenders regarding financing arrangements that would replace the Line of Credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

By:	WELLS INVESTMENT MANAGEMENT COMPANY, INC.
(Manager)

September 30, 2009	/s/ Douglas P. Williams
Douglas P. Williams Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, Inc.